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                                                                  Exhibit 3.1(b)

                            CERTIFICATE OF CORRECTION
                                       OF
                            Certificate of Amendment

                                       OF

                                BIOENVISION INC.

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is BIOENVISION INC.

         2. The Certificate of Amendment of the corporation, which was filed by the Secretary of State of Delaware on January 29, 1999 is hereby corrected.

         3. The inaccuracy of the corporation to be corrected in said instrument is as follows: The name was filed without a comma in the name of the corporation.


         4. The portion of the instrument in corrected form is as follows:

         "The name of the corporation (hereinafter called the "corporation") is
                               BIOENVISION, INC."



Signed on

         /s/ Christopher B. Wood, M.D.
         -----------------------------------
         Christopher B. Wood, M.D.
         Chief Executive Office